                                                                     EXHIBIT 5.1

                           LAW OFFICES OF DAN BRECHER
                           99 Park Avenue, 16th Floor
                            New York, New York 10016
                             Telephone: 212-286-0747
                             Facsimile: 212-808-4155
                        e-mail: brecherlaw@compuserve.com

                                 March 18, 2005

VIA ELECTRONIC TRANSMISSION
---------------------------
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

         Re:      Media Sciences International, Inc.
                  File No. 333-122400
                  Form S-3 Registration Statement, as amended

Ladies and Gentlemen:

     We have acted as counsel to Media Sciences International, Inc., a Delaware corporation (the "Company"), in connection with a Registration Statement on Form
S-3, filed by the Company with the Securities and Exchange Commission on January
31, 2005 under the Securities Act of 1933, as amended (the "Act"), and Amendment
No. 1 to the Registration Statement (such Registration Statement, as so amended, being hereinafter referred to the "Registration Statement"). The Registration
Statement relates to the registration of 5,652,109 shares of the Company's common stock, par value $.001 per share, of which:

          o    2,718,109 shares of common stock were issued in connection with the conversion and exchange of formerly outstanding shares of series A convertible preferred stock and as dividend payments on the preferred stock;
          o    1,600,000 shares of common stock were sold to persons in private securities transactions with the Company or its affiliate;
          o    271,500 shares were issued in connection with the exercise of warrants;
          o    25,000 shares were issued in connection with the exercise of stock options;
          o    237,500 shares of common stock underlie warrants to purchase shares of the Company's common stock; and
          o    800,000 shares of common stock underlie stock options granted to employees to purchase shares of the Company's common stock

(the 4,614,609 outstanding shares are hereinafter referred to as the
"Outstanding Shares" and the 1,037,500 shares underlying options and warrants are hereinafter referred to as the "Issuable Shares"). Such Outstanding Shares
and Issuable Shares will be sold from time to time by the selling stockholders named in the Registration Statement (the "Selling Stockholders").

LAW OFFICES OF DAN BRECHER
March 18, 2005

     As counsel for the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. As to various questions of fact material to such opinion, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of the Company and others.

     Based on our examination mentioned above, we are of the opinion that the
Outstanding Shares are legally and validly issued, fully paid and non-assessable, under the laws of the State of Delaware.

     Based on our examination mentioned above, we are of the opinion that the
Issuable Shares, when issued and sold in accordance with the applicable options or warrant agreement, will be legally and validly issued, fully paid and non-assessable, under the laws of the State of Delaware.

     We consent to the use of this opinion as an exhibit to the Registration
Statement, and we consent to the use of our name under the caption "Legal
Matters" in the Prospectus forming a part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

                                          /s/ Law Offices of Dan Brecher
                                          Law Offices of Dan Brecher